                                                                                                                                                                                                                                                                                                                                                                                                                                                                                             UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 21, 2009

BSN SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Delaware	52649	20-8408181
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

18101 Von Karman Ave, Suite 330

Irvine, CA 92612

(Address of principal executive offices) (zip code)

(949) 612-0350

(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

This  Form 8-K and other reports filed by Registrant from time to time with the Securities  and Exchange Commission (collectively the “Filings”) contain or may contain forward  looking statements and information that are based upon beliefs of, and information  currently available to, Registrant's management as well as estimates and assumptions  made  by  Registrant's management.  When used in the filings  the  words “anticipate”, “believe”,  “estimate”,  “expect”,  “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate  to Registrant  or  Registrant's  management  identify  forward  looking statements.   Such  statements  reflect  the  current  view  of Registrant with respect  to future events and are subject to risks, uncertainties,  assumptions and other  factors  relating  to Registrant's industry, Registrant's operations and  results  of  operations  and  any  businesses  that  may  be  acquired  by Registrant.  Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although Registrant  believes  that  the  expectations reflected in the forward looking statements are reasonable, Registrant  cannot guarantee future results, levels  of  activity,  performance  or achievements.  Except  as  required  by applicable law, including the securities  laws of the United States, Registrant does  not  intend to update any of the forward-looking  statements  to  conform these statements to actual results.

In this Form 8-K, references to “we,” “our,” “us,” the “Company,” the “Registrant,” or “BSN Systems” refer to BSN Systems, Inc., formerly named DKR Holdings, a Delaware corporation, and MBBS SA, a Swiss company.

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2009 (the “Closing Date”), we entered into a Share Exchange Agreement by and among the Company and the stockholders of MBBS SA stock (the “MBBS Shareholders”), pursuant to which we issued 7,459,794 shares of our common stock in exchange for 2,784,990 of the issued and outstanding shares of MBBS S.A. (“MBBS”).  After giving effect to the share exchange transaction, MBBS became our majority owned subsidiary.  As a result of this share exchange transaction, we have acquired the business and operations of MBBS, and our principal business shall continue to be conducted through MBBS.

The description of the terms and conditions of the Agreement are set forth below under Item 2.01 and such description is incorporated herein by reference (hereinafter this share exchange transaction is referred to as the “Exchange”).

Item 2.01  Completion of Acquisition or Disposition of Assets.

On the Closing Date, we consummated the Share Exchange Transaction, referenced in Item 1.01 of this Form 8-K. As a result, we acquired approximately 99.5% of the capital stock of MBBS and consequently, the business and operations of MBBS.  Prior to the Share Exchange Transaction, we were a public reporting blank check company in the development stage.  From and after the Closing Date of the Exchange Agreement, our primary operations consist of the business and operations of MBBS. Accordingly, we are disclosing information about MBBS’ business, financial condition, and management in this Form 8-K.

Our majority stockholder and the board of directors (the “Board”), as well as the directors and the shareholders of MBBS, have each approved the Share Exchange Agreement, including the transactions contemplated thereunder.  Following the Closing Date, MBBS became our majority owned subsidiary.

Except for the Exchange Agreement and the transactions contemplated under that agreement, neither the Registrant nor its officers and directors serving prior to the consummation of the Share Exchange Transaction, had any material relationship with MBBS or any of the MBBS Shareholders.

DESCRIPTION OF BUSINESS

BSN Systems, Inc. (formerly DKR Holdings, Inc.)

We were incorporated in the State of Delaware on October 25, 2006.  Prior to the Closing of the Exchange Agreement, we were a public reporting blank check company with nominal assets.  In an effort to preserve and enhance stockholder value, we then sought to identify, evaluate and consider various companies pursuant to which we would acquire a target company with an operating business and continue the acquired company’s business as a publicly-held entity. After evaluation of various alternatives by our Board and management, our Board approved and we entered into the Exchange Agreement with MBBS and the MBBS Shareholders on January 21, 2009.  At the closing of the share exchange transaction, MBBS became our majority owned subsidiary.

On August 14, 2008, we changed our name from DKR Holdings, Inc. to BSN Systems, Inc.

MBBS SA

MBBS SA was incorporated on May 8, 2000 in Cortaillod Switzerland, under the laws of Switzerland. Microcid SA was incorporated on May 12, 1998 and partnered closely with the MBBS founders and was instrumental to the early development of MBBS’ Radio Frequency Identification (“RFID”) technology.  MBBS Holding SA was subsequently incorporated in September 4, 2000 in Cortaillod, Switzerland.  MBBS Holding initially owned 100% of the common stock of MBBS SA and 15% of the common stock of Microcid SA.  In late 2001, MBBS Holding increased its ownership of Microcid SA’s common stock to 100%.  On June 27, 2007, MBBS Holding SA, MBBS SA, and Microcid SA entered into an agreement to merge.  The combined company was subsequently renamed as MBBS SA.

MBBS has in-house development and manufacturing capabilities and is a global supplier of read-writeable RFID transponders (tags) and readers.  MBBS also offers custom design and manufacturing of transponders and readers to clients worldwide.  This patented technology is used for a large variety of applications to improve and streamline operations.

At the Closing of the Share Exchange Transaction on January 21, 2009, MBBS became our majority-owned subsidiary.

Business Description

We are primarily engaged in the development, manufacturing, marketing and sale of RFID products used to identify and locate assets.  We specialize in miniaturized metal tags that are required for reliable operation in harsh environments such as those involving high temperature, high pressure, and corrosive chemicals.  The medical and industrial sectors represent the principal markets for our RFID products.  Our goal is to become the leading provider of RFID systems for harsh environments.

Our Technology

RFID technology involves the use of radio frequency (RF) to communicate between a transponder and a receiver for identifying and/or locating people or objects.  An RFID system typically consists of a tag, reader, and management system.  Each component of a system is briefly described below.

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Tag – a transponder made up of an integrated circuit (IC) and antenna.  It is attached to a target to be identified or tracked and transmits stored data to a receiver.

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Reader – a device that reads or writes data to a tag via RF signals.

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Management System – a system that collects and stores data retrieved from the tags.  It allows for processing and management of the tagged objects.

There are basically two categories of tags, active and passive.    Active tags are battery-powered transponders that periodically emit signals and do not require power from the reader to operate.  Passive tags, on the hand, are transponders that have no power source and are dormant until activated by the power transmitted from a reader’s signal.

The frequency spectrum used by RFID systems ranges from 125 KHz to 5.8 GHz where the former is referred to as low frequency (LF) and the latter is microwave frequency.  Generally, a higher frequency translates to a faster data transfer rate and longer read ranges.  However, higher frequency devices are also more sensitive to environmental factors such as liquid and metal which could interfere with the radio signal.  A lower frequency usually results in shorter read range and slower read rate but operates better near or on metal or liquid surfaces.  Each frequency has advantages and disadvantages relative to its capabilities.  No single frequency is ideal for all applications.   The selection of tag type and frequency range depends largely on the specific requirements of each application.

Our technology is based primarily on our patented 125 KHz RFID system (MetaluCID®) that enables reading and writing data through metal.  Our tags remain passive and provide information only when they are activated by the readers.

RFID Tags

At the core of our tag technology is an integrated circuit (IC) connected to a finely tuned antenna.  Its front end analog interface has been optimized for read-write operation through metal.  The chip has 2 Kbits of rewritable memory thus allowing every tagged component to become an intelligent part of a larger system.

Our tags are passive and do not require their own power source.  They receive power from the readers’ signals during an interrogation.  Our tags are hermetically sealed in metal casing and can be mounted on the surface of or embedded on metal objects by adhesive or welding.  Because of the robust form factor, our tags and can withstand harsh environments such as high temperature, high pressure and corrosive chemicals.

Below are some features of our tags:

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Optimized design for operating through metal

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Can be embedded in metal target objects

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Highly miniaturized

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Capable of withstanding temperatures up to 240° C, pressure up to 2,000 bar, and exposure to corrosive chemicals

RFID Readers

RFID readers allow information to be read from and written to the tags. The readers are the link between the tagged device and the software system or application such as ERP, database, etc.  We have a set of standard readers for the main applications.  We also offers customized design and manufacturing of readers according to specifications.

Our readers are available as mobile, stationary or wireless devices.  They are compatible with Windows, Linux and Mac operating systems.  Our readers support standard interface such as USB, RS232, CF and PC Card.

Below are some features of our readers:

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Patented optimized emitter and receiver for operation with metal tags

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Can read the majority of other 125 KHz tags in the market

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Windows, Linux and Mac compatible

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CF, PC Card, USB, RS232 and wireless Zigbee interface

Patents and Trademarks

Through MBBS, we have filed applications for 10 patents for our RFID technology and solutions. They are detailed in the table below.

Patent Title	Patent or Application or Publication #	Priority	Status	Protection
Low power passive transponder	US 6891475 EP 1301898	07/2000	Granted in EU, USA	Chip P4057
High sensitivity reader	US 7014111 EP1132032	07/2000	Granted in EU, USA	Reader
Transponder and reader system	US 7240838	12/2005	Granted in USA	System
Transponder and tool for reading and or writing data in said transponder	EP 1552471 US 10/531599	10/2002	Granted in EU, Applied in USA	Detachable Antenna
Compact Passive Transponder	EP 06763635.7 WO 2006/134082	06/2005	Applied in EU	Medical TAG process
Medical instrument and its identification Process	EP 05109502.4 EP 1774 917	10/2005	Applied in EU	Medical Instr. process
Watch case base and method for making same	EP 1470453 US 10/527817	12/2001	Granted in EU, Applied in USA	Application for watches
Stock management method and adapted devices	CH 604873	09/2000	Granted in Switzerland	Application for watches
Part of clothing containing an RFID element	CH 695637	06/2002	Granted in Switzerland	Application for clothing

Electronic label for identification of containers, and container and nozzle top comprising one such label	EP 1470453 US 10/549844	03/2003	Granted in EU, Applied in USA	Application for perfumes

Our Products

Our products can be used in a wide array of commercial applications.  Presently our products are grouped into the following categories: (i) medical products, and (ii) industrial products.

Medical Products

We provide a variety of item level tagging RFID solutions for the medical industry. These solutions offer complete, reliable and durable traceability of medical equipment and tools.  Our medical products are grouped in the following sub-categories:

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Sterilization trays and containers

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Surgical instruments

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Other

Solution for sterilization trays and containers

Surgical instruments are kept together in sterilization trays and containers as they are transferred from the storage area into the operating rooms and through the sterilization facilities.  We offer a complete range of RFID read-writeable tags that can be attached to these trays and containers to allow the tracking of their location as well as to record relevant information as they move through the usage cycle.

In addition, we offer a range of RFID readers to track trays and containers through every critical stage of the sterilization and decontamination process.  By tracking and tracing these items with our solutions, a medical facility can optimize its inventory management and workflow process.  Furthermore, our solutions allow for detail documentation of each tray and container for traceability and safety requirements.

Our solution for sterilization trays and containers offers the following advantages:

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Inventory management optimization

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Workflow and process optimization

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Traceability and documentation

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Safety

Solution for surgical instruments

Due to our patented technology, our tags can be made with a metal form factor.  As a result, they can be attached to each surgical instrument by welding.  Because of the robust protective casing, our tags can withstand the very demanding conditions encountered during the sterilization process of surgical instruments such as exposure to alkalis and repeated steam sterilization at 134°C.

Our solution allows each and every surgical instrument to be tagged making it possible to track and trace every individual surgical instrument used in hospitals, clinics, and medical centers.  In addition, the available 2 Kbits of memory on each tag allows important data to be stored on the instrument and can be modified or updated according to the evolution of the instrument's workflow.  Our solution makes tracing of instrument location and historical data a simpler process.

Our solution for surgical instruments offers the following advantages:

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Flexibility and fast reading

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Reliable and durable identification of instruments

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Inventory management optimization

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Workflow and process optimization

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Safety

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Traceability and documentation

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Optimization of instrument maintenance

Other Medical Solutions

In addition to the solutions above, we offer various medical solutions for applications in areas such as computer assisted surgery, medical sterilizer, orthopedic and medical devices.

Industrial Products

We provide a variety of RFID solutions for the industrial sector.  These solutions offer complete, reliable, and durable traceability of objects in harsh industrial environments.  Our industrial identification and tracking solutions are grouped into the following sub-categories:

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Building sites equipment

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Pressurized containers

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Oil and gas

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Logistics

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Firearms

Solutions for Building Sites Equipment

The maintenance of building site equipment is facing increasing regulations by authorities.  We offer RFID solutions suitable to the harsh environment encountered at buildings sites.  Our tags for this market can withstand sandblasting and high pressure water jet cleaning.  By allowing critical data to be incorporated into the tags, the maintenance of the building site equipment can be optimized.  Several major French companies and others have implemented our solutions and acknowledged their qualities in terms of reliability, durability and user friendly applications.

Solutions for Pressurized Containers

It is standard procedure for gas bottles, fire extinguishers and other pressurized containers to undergo periodic maintenance.  For this market we offer RFID solutions that allow recording of pertinent information onto the tags thus increasing the control of the maintenance process.

Solutions for the Oil and Gas Industry

Due to high drilling costs, drilling companies take extreme measures to prevent breakage during drilling campaigns. If breakage occurs down hole, drilling can be blocked for days. Consequently, preventive maintenance and inspection are very important. In order to optimize the maintenance of the drilling pipe, the companies need to know the exact position of the pipe during the drilling process. The mechanical stress on the pipes depend on the pipe’s position during the drilling.  The drill pipes can become fragile if the pipes are used in a repetitive position in the drill chain and must be rotated to minimize stress which can lead to breakage.  By identifying every pipe with our tags, it is possible to control the rotation and store the entire rotational history. Identifying the drill pipes can minimize pipe’s breakage, maximize pipe’s life and keep accurate inventory records.

Solutions for Logistics

We have developed specific solutions for the traceability of watches and eyeglasses.  Our solutions enable the production and vendor logistics to be optimized.

A major brand eyeglass manufacturer has equipped their eyeglasses with our tags. This enables the optician to store optical data as well as patient data directly in the memory of the tag. In case of breakage of the lenses, the optician reads the optical information in the tag and is able to immediately manufacture the replacement lenses.

Solutions for Firearms

There is a potential need for governments and military organizations to identify and track firearms.  By integrating our tags, traceability of information such as owner, maintenance, check in/out date can be easily be obtained.  Our solutions have been proposed to several customers in Switzerland and Germany and are in the prototype stage.  Currently, we do not have any potential customers in the US for this application.

Major Customers

Our major customers are the following, in terms of percentage of revenue:

	Year Ended December 31,
	2007		2006

Digisens (Switzerland)	$ 164,444	17%	$ 331,481	34%
Sateco (France)	$ 120,017	12%

As at December 31, 2007 and December 31, 2006, the following customers accounted for more than 10% of our total of accounts receivable:

	December 31,
	2007		2006

Sateco (France)	$ 31,584	13%	$ -	0%
Augar (France)	$ 29,170	12%	$ 18,942	15%
Etilux (Belgique)	$ 23,839	10%	$ 24,596	20%
IS Medical (France)			$ 35,020	29%

Government Regulations

Our readers are CE certified and have the conformity marking for the European Economic Area.  For each model of readers, we establish a Declaration of Conformity with the applied standards based on test reports from an accredited office.  We are currently in the process of having them certified by the U.S. Federal Communications Commission (FCC) because there exists some small differences between CE and FCC in the measurement’s methods of electromagnetic fields.

As passive components, our tags do not require any certification (i.e. tags used in logistics and construction applications).

The tags that are incorporated in medical instruments are CE certified together with the instruments by the instrument manufacturer.  We are currently exploring the requirements for having our devices certified in the U.S. for use in medical instruments.

International Regulations

We are in compliance with international regulations concerning technical requirements of our tags and readers.  We comply with the following international regulations:

Title	Number	Application
Electromagnetic compatibility	ETSI EN 300 489-3	Reader
Radio spectrum Matters	ETSI EN 300 330-1 (FCC § 15.209 CRF 47 Part 15)	Reader
Item Serial Number	GS1 – SGTIN	Tag Memory
Medical devices - Quality Management	ISO 13485	Quality Management
Medical devices – Risk Management	ISO 14971	Quality Management
Radio & Telecom Terminal Equipment	Directive R&TTE 1999/5/EC	Conformity EC
Restriction of Hazardous Substances Directive	RoHS 2002/95/EC	Production

R&TTE and RoHS directives are enforced by European Commissions and are valid for all countries of European Community including Switzerland.

International Standards

We conform with the ISO 9001:2000 international quality standard, having received initial ISO 9001 certification since December 2004.  We also conform with the ISO 13485:2003 standard, which governs the design and manufacture of medical devices.

Liability Insurance

We maintain liability insurance in amounts we believe are adequate for our business of providing RFID solutions.  We have no pending or in process liability claims.  Our operations are also insured against risks of natural disaster such as fire and flood.

Research and Development

Our research and development activities are an essential part of our efforts to develop new innovative products for introduction in the marketplace. New and improved products play a critical role in our sales growth. We continue to place emphasis on the development of proprietary products and product improvements to complement and expand our existing product lines. We maintain close working relationships with physicians and medical personnel in hospitals and universities who assist in product research and areas of development. Our research and development activities are primarily developed internally and are expensed as incurred. These expenses include direct expenses for wages, materials and services associated with the development of our products net of any reimbursements from customers.

The amount expensed on research and development of our products during the years 2007, 2006 and 2005, totaled approximately $1,009,704, $1,306,519 and $1,243,146, respectively.  During the past three years we invested primarily in the development of tags, readers and various applications.  In the next year we do not contemplate any material purchase or acquisition of assets that our ordinary cash flow and or credit line would be unable to sustain.

Other Matters

In this current report, all amounts are reported in U.S. Dollars. The local currency is considered to be the functional currency, which is the Swiss Franc (“CHF”) for MBBS SA. Assets and liabilities are translated at the exchange rate in effect at year-end and revenues and expenses are translated at average rates during the year. .

Description of Property

Our principal office is located at Avenue François-Borel 17, 2016 Cortaillod, Switzerland.  The space consists of approximately 1,300 square meters of office and manufacturing space.  We occupy the space under a lease with a term that will expire March 31, 2011, and pay rent at the annual rate of approximately USD $135,000.  We also maintain a sale office located at 18101 Von Karman Ave, Suite 330  Irvine, CA 92612.  The space consists of approximately 150 square feet of office space.  We do not have a lease for this space.  Our leased space is in good condition and we believe the lease is consistent with market rates in the same geographic area.  Aside from our office lease, we do not own any real property.  We believe that our current facility is adequate for our current level of operations and that suitable additional or alternative space will be available as needed.

Business Development

We intend to further develop our business through organic growth and acquisitions.  We will utilize our existing internal sales force as well as enlisting independent agents to market and sell our products worldwide with a strong focus on the US market.  We plan to secure additional sales from our existing customers as well as acquiring new customers via active marketing campaigns.  Our target markets are direct clients, resellers, and solutions providers.  We will also seek to form partnerships with healthcare solutions providers and technology companies to introduce our products.  In addition, we will seek to work with distributors worldwide to sell our solutions into their respective local markets.

We plan to further penetrate the RFID markets by selling our own solutions as well as solutions from our partners.  We also plan to develop in house capabilities for the development of total software solutions and systems integration.   There is no guarantee that we will be successful in achieving any of the above strategies.

Acquisition Strategy

We believe that the RFID industry is fragmented and may present numerous consolidation opportunities.  We believe that there are many well managed companies that are successfully serving niche and mainstream RFID markets but lack the capital and human resources to expand beyond their current capabilities.  As such, we believe these entities would be receptive to become a part of a larger entity to further develop their business.  Additionally, there may also be companies held by parties who seek an exit strategy.  Our plan is to seek out these prospective acquisition candidates to evaluate and acquire if appropriate.

We will rely on our internal resources as well as external M & A specialists to search for possible acquisition candidates.  We will also rely on our stringent criteria to screen target candidates to increase our likelihood of acquiring entities that will be accretive or will allow us to quickly enter certain markets.

Competition

There are many suppliers of low frequency passive RFID tags.  There are also many suppliers of tags that work on metal.  Our tags are hermetically sealed in metal casings we believe we offer the only currently available low frequency passive tags in such form factor on the market.

Our tags can be mounted on the surface of as well as embedded into target metal objects.  The metallic design of our tags allow them to be resistant to harsh external conditions such as high temperature, vapor sterilization, chemicals, acids, sandblasting, high pressure cleaning, vibrations, ultra-violet radiation, etc.

Competing harsh environment products made out of resistant plastics or epoxy are available on the market. Due to the non-metal nature of their packaging, however, they are much less resistant than our tags in harsh conditions, which could severely limit the type of applications they could be used for.  Additionally, these other harsh-environment non-metal tags can only be mounted onto the target items by gluing. Our metal tags can be attached by welding onto the target, which is more reliable when working in harsh environments.

Employees

As of January 21, 2009, we had approximately 13 full-time employees. Among these employees we had an executive officer, 4 supervisory and managerial employees, 2 salespersons, 2 technical/R&D employees and 4 support, administrative and factory employees.

None of our employees are covered by a collective bargaining agreement.  Management believes that the Company’s employee relations are good.

Legal Proceedings

We currently do not have any material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholders, is an adverse party or has a material interest adverse to our company.

RISK FACTORS

The more prominent risks and uncertainties inherent in our business are described below. However, additional risks and uncertainties may also impair our business operations. If any of the following risks actually occur, our business, financial condition or results of operations will likely suffer. Any of these or other factors could harm our business and future results of operations and may cause you to lose all or part of your investment.

Risks Relating to Our Business and Industry

Fluctuations in foreign exchange rates could affect our financial results

All sales from our operating subsidiary is denominated in Swiss Francs (“CHF”). As a result, changes in the relative values of U.S. Dollars and CHF affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates between the U.S. dollar and CHF affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between the invoice and payment dates of our receivables. Furthermore, we translate monetary assets and liabilities denominated in other currencies into CHF, the functional currency of our operating business. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as CHF and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Widespread market acceptance of RFID products in the application areas that we target is uncertain. If the market for RFID products does not continue to develop, or develops more slowly than we expect, our business may be harmed.

The market for RFID products in the application areas that we target is relatively new and, to a large extent, unproven, and it is uncertain whether RFID products for these applications will achieve and sustain high levels of demand and market acceptance. To date, the adoption rate for RFID technology has been slower than anticipated or forecasted by both us and certain industry sources.  The development of the markets for RFID products and services will be dependent upon whether and how readily businesses and governmental agencies, in the markets we are targeting, implement programs and initiatives to deploy RFID systems in the businesses and operations. Any delay, slowdown or failure by organizations to implement RFID systems throughout their supply chains, or to adopt them more slowly than we currently anticipate, could materially and adversely affect our business, operating results, financial condition and prospects.

Our prospective customers may not be familiar with our products or RFID technology in general, or may have traditionally used other products and technologies for their supply chain management or asset tracking systems.  Businesses, government agencies and other organizations may need to be educated on the benefits of the use of RFID technologies in their supply chain management and asset tracking applications. These educational efforts may not be successful, and organizations may decide that the costs of adopting RFID solutions outweigh the benefits of doing so. These organizations may also decide that existing technologies, such as bar code technologies, are sufficient.

Market adoption of RFID tag products is likely to be heavily dependent upon the continued decline in selling prices for such tags. Average selling prices for passive RFID tags have been in decline in recent years.

In order to encourage widespread market adoption of RFID technology and to gain market share for our RFID tags, we continually seek ways to lower the cost of production per unit, in order to make RFID solutions economically attractive to our customers.   However, businesses, governmental agencies and other organizations may not decide to adopt RFID technologies on a widespread basis which would limit or harm our business, operating results and prospects.

The market in which we operate is highly competitive, and if we fail to compete successfully, our business and results of operations would be significantly harmed.

We face significant competition in the RFID industry from both established and emerging players. Numerous companies are primarily focused on selling integrated circuits, or ICs, and therefore promote the use of RFID inlays utilizing their ICs, including the inlays of our competitors.

As the market for RFID products and services is new and evolving, winning key customer accounts early in the growth of the RFID market will be critical to our ability to grow our business. Competition for key potential customer accounts is intense. Failing to obtain orders from key potential customers, for competitive reasons or otherwise, and delays in the timing of product shipments under the orders we do obtain, would materially adversely affect our operating results, business and prospects.

Some of our competitors have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. As a result, some of these competitors are able to devote greater resources to the development, promotion, sale and support of their products, and may be able to leverage sales of other product lines and existing relationships with customers in connection with the marketing and sales of RFID products.  Consolidation in the RFID industry could intensify the competitive pressures that we face because these consolidated competitors may have longer operating histories and significantly greater financial, technical, marketing and other resources than we have. Many of our existing and potential competitors may be better positioned than us to acquire other companies, technologies or products.

We cannot assure you that our products and services will continue to compete favorably in the RFID market or that we will be successful in the face of increasing competition from new products and enhancements introduced by our existing competitors or new companies entering this market. In addition, we cannot assure you that our competitors do not have or will not develop manufacturing processes or product designs that currently or in the future will enable them to produce competitive products at costs that equal or are lower than the costs we are able to achieve with our manufacturing processes and product designs. Any failure to compete successfully would materially adversely affect our business, prospects, operating results and financial condition.

A downturn in the major markets in which we served may adversely affect results.

While our businesses serve a broad array of end markets, a sustained downturn in the general medical or industrial markets could have a material adverse effect on our business, results of operation or financial condition.

Competitive price pressures could cause us or competitors to sell products at or below cost to retain or gain market share, which would negatively affect our operating results, business and prospects.

Competitive price pressures could negatively affect our operating results. The market for RFID tags in which we operate is both highly competitive and is at a relatively early stage. Reducing the prices of RFID tags is critical to the growth of the market for RFID products for supply chain management and asset tracking applications, and we expect that RFID tag prices will continue to decline for the foreseeable future. If our competitors offer discounts on certain products or services in the future, we have in the past and may in the future decide to lower prices, which could adversely affect our gross margins and operating results. We have to reduce the unit costs of our products to become profitable, and we cannot make any assurances that we will be able to achieve desired cost reductions in the future. Several of our larger competitors have significantly greater resources than we have and are better able to absorb losses.

The markets for our rugged metal tags is new, evolving, of limited size, and our business model is unproven, which makes it difficult to evaluate our current business and future prospects.

For the near term, we expect that our revenue will continue to be derived from the sales of our medical and industrial solutions.  Harsh environments requiring rugged metal tags represent a limited market.  In addition, we have a limited operating history relating to the development, manufacture and sale of RFID products, and in particular RFID tags.  In the event that we are unable to capture new markets, our future growth prospects will be limited.

There can be no assurance that we will be successful in our product development efforts, that the market will continue to accept our existing products, or that new products or product enhancements will be developed and implemented in a timely manner, or achieve market acceptance. If new products or product enhancements do not achieve market acceptance, our business, results of operations and financial condition could be materially adversely affected.

Further, because the markets we target are new and evolving, it is difficult to predict the future growth rate and size of the market.  The rapidly evolving nature of the markets in which we sell our products, as well as other factors that are beyond our control, reduce our ability to accurately evaluate our future prospects and forecast quarterly or annual performance.  We expect that our visibility into future sales of our products, including both sales volumes and prices, will continue to be limited for the foreseeable future.

In order to grow our business, we must add new customers for our RFID products in addition to retaining and increasing penetration at our current customers. Our ability to attract new customers will depend in large part on the success of our sales and marketing efforts. We are still evolving our strategy surrounding selling our RFID products and there can be no guarantee that we will be successful in developing or implementing such a strategy. If suitable sales channels do not develop, we may not be able to sell certain of our products in significant volumes and our operating results, business and prospects may be harmed.

Alternative technologies or changes in existing technologies may adversely affect the growth of the market for RFID solutions.

Significant developments in alternative technologies, or the development by our competitors of superior manufacturing processes, may affect our business in ways we cannot anticipate. For instance, breakthroughs in the design, manufacture and use of printed electronics, in which printing processes are used to produce electronic components and devices using polymers, conductive ink or other materials, may adversely affect the growth of the RFID market, generally, and the demand for our products, in particular. Our failure to develop new or enhanced technologies or processes, or to react to changes in existing technologies, could materially delay our development of new and enhanced products, which could result in product obsolescence, decreased revenue and/or a loss of market share to competitors.

The markets for our medical solutions may involve long sale cycles and strict regulations, which may adversely affect our ability to generate revenue.

Historically medical and healthcare institutions are slow adopters of technology.   The success of our sales efforts may require extensive trial periods and justification of return on investment for our clients.  FDA clearance may also be required in order to sell our products to hospitals and other healthcare facilities in the United States.

If we fail to secure sales to hospitals and other healthcare facilities in a timely manner, we may not be able to compete effectively and our ability to generate revenue will suffer.

We will lose market share and may not be successful if our customers do not select our RFID products to be designed into their products and systems and even if customers do select our products, such selection may not lead to other sales.

In the RFID industry, customers often undertake extensive pilot programs or qualification processes prior to placing orders for large quantities of products, in particular for RFID reader products, because these products must function as part of a larger system or network or meet certain other specifications. Suppliers of RFID products spend significant time and resources in their efforts to have their products selected by a potential customer, which is known as a “design-in” win. In the case of RFID reader products, such “design-in” wins may mean that the reader products have been selected to be designed into the customer’s system and, in the case of a RFID tag, may mean the tag has met certain unique performance criteria established by the customer. As customers evaluate RFID products, they often consider or select RFID products from more than one supplier. As a result, suppliers whose RFID products are selected for extensive pilot programs or otherwise selected pursuant to a qualification process are not assured of additional future sales of products in light of industry standardization of RFID technologies which provide interoperability among various participants. Moreover, if we fail to achieve design-in wins in potential customers’ pilot programs or qualification processes, we may lose the opportunity for significant sales to such customers for a period of time and this could adversely affect our business, prospects and operating results.

If we are unsuccessful in developing and introducing new products and enhancements, our operating results and competitive position may be harmed.

In order to keep up with technological advancements, satisfy demanding customer requirements and achieve market acceptance, we continue to look to introduce new RFID products and services. We intend to commit significant resources to developing new products for our target markets, improving performance and reliability, and reducing costs. We may not be able to develop the underlying core technologies or processes necessary to create new or enhanced products, or to license or otherwise acquire these technologies from third parties.  We may be unable to develop commercially viable products using new or enhanced technologies, such as smaller silicon process geometries for ICs or new materials or designs for antennas.

The success of new or enhanced products depends on accurate forecasts of long-term market demand and future technological developments, as well as on a variety of specific implementation factors, including:

•

timely and efficient completion of process design;

•

timely and efficient implementation of manufacturing, assembly and testing procedures;

•

product performance;

•

product certification from governmental and quasi-governmental agencies;

•

the quality and reliability of the product; and

•

effective marketing, sales and service.

 Any delay or failure in obtaining certifications may adversely affect our ability to sell our products. To the extent that we fail to introduce new or enhanced products, our revenue and financial condition could be materially adversely affected.

We may be unable to increase our sales of medical solutions outside of Europe.

We currently sell substantially all of our medical solutions in Europe.  Part of our growth strategy is to penetrate markets outside of Europe for these products.  Conducting business internationally entails numerous risks, which could disrupt or otherwise adversely affect our business, including:

•

Governmental policies and regulations

•

Regulations relating to radio frequency bands and operating environments

•

Regulations relating to data privacy

•

Unfamiliar regulatory requirements, trade laws, taxes, tariffs, import and export issues, customs duties and other trade restrictions

If we are unable to expand our international distribution network in a timely and cost-effective manner, we could miss sales opportunities, which could constrain our growth.

Our competitors, including those who have greater resources and experience than we do, may offer solutions that make ours obsolete or noncompetitive.

There are many entities actively engaged in research and development of RFID and other competing technologies with similar functionality as our systems and target the same markets as ours.  One or more of these technologies may prove to be more cost-effective or better solution than ours and thus achieve greater market acceptance than our technologies. If this were to occur, our ability to sell our solutions, results of operations, business prospects and financial condition would be adversely affected.

Some of our current competitors, as well as other companies who utilize RFID technologies in applications outside of our target markets, have significantly greater financial, marketing and product development resources than we do.  The low barriers to entry on some of our product lines may result in new competitors entering the markets we serve. If a current or future competitor were to successfully offer more effective or lower cost solutions for applications targeted by our systems, then sales of our systems could suffer and our business, results of operations and financial condition could be materially and adversely affected.

Our limited operating history makes it difficult for us to evaluate our future business prospects and make decisions based on those estimates of our future performance.

Although our management team has been engaged in the RFID business for an extended period of time, we did not begin operations of our current business concept until 2000. We have a limited operating history.  As a consequence, it is difficult, to forecast our future results based upon our historical data.  Because of the uncertainties related to our lack of historical operations, we may be hindered in our ability to anticipate and timely adapt to increases or decreases in sales, revenues or expenses.  If we make poor budgetary decisions as a result of unreliable historical data, we could be less profitable or incur losses.

We have a history of losses and may not achieve profitability in the future.

We had an accumulated deficit of $21,199,024 and $19,546,539 as of September 30, 2008 and December 31, 2007 respectively.  Our losses from operations were $1,636,747, $1,999,953 and $2,739,603 for the period ended September 30, 2008 and years ended December 31, 2007 and 2006, respectively.  To achieve profitability we will need to generate significant revenues to offset our cost of goods, sales and marketing, research and development and general and administrative expenses.  We may not achieve or be able to sustain our revenue or profit goals and may continue to incur losses for the near future.  If we are not able to expand our customer base and increase our revenue from new and existing customers, we may continue to be unprofitable.

We do not have sufficient cash flow from operations and cash on hand to satisfy our operational requirements, and will require additional financing.

We anticipate that our cash on hand and cash flow generated from operations will not be sufficient to fund our operational requirements.  As a result, our ability to continue our operations and growth strategy depend on our ability to access the capital markets in the near term.

There can be no assurance that capital from outside sources will be available on a timely basis, or if such financing is available, that it will be on terms that management deems acceptable.  If we are unable to obtain additional financing in a timely basis and upon terms that management deems sufficiently favorable, we could be forced to restructure or to curtail or abandon our business plan, any of which may devalue or make worthless an investment in the Company.

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern.

Our auditors have expressed an opinion that there is substantial doubt about our ability to continue as a going concern primarily because we have yet to generate sufficient working capital to support our operations. If we are unable to continue as a going concern, you may lose your entire investment in the Company.  Our financial statements as included in this report do not reflect any adjustments for this uncertainty.

We may be subjected to costly product liability claims from the use of our systems, which could damage our creditability, impair the marketability of our systems and force us to compensate for damages that may not be covered by adequate insurance.

Operation of our solutions entails a risk of product liability.  In the event that our solutions fail to perform as intended we could be subjected to product liability claims.  Even unsuccessful claims against us will result in the diversion of management time, expenditures for litigation, damage to our reputation and possible impairment in our product marketability.  In the event that a successful claim is made against us, it is possible that the amount of our insurance coverage would not be adequate to cover the costs of litigation or paying for such claim, or that damages payable by us would harm our business and future sales.

The RFID industry is characterized by holders of intellectual property rights that are similar in nature, who are engaged in intense competition with one another.  Whether or not competing holders of intellectual property rights have valid claims against us, we could be sued for infringement of third party intellectual property rights, which may impose certain costs on us, or even require us to withdraw certain products from the market.

The RFID industry is characterized by a substantial amount of litigation over patent and other intellectual property rights. Our competitors continually review other companies' products for possible conflicts with their own intellectual property rights. The determination process on whether a product infringes a patent involves complex factual and legal issues, and the outcome of the litigation actions is often uncertain. Our competitors could assert that our products or the methods of our products are covered by their patent rights.  Patent applications can take many years to issue, there could be applications now pending of which we are unaware, which could later result in issued patents that our products infringe. In addition, there could be existing patents that one or more of our products could inadvertently be infringing of which we are unaware.

While we do not believe that any of our products or technologies infringe any valid intellectual property rights of third parties, we may be unaware of third-party intellectual property rights that relate to our products or technologies.  In the event that we have to assert our patent rights against others, we could incur substantial costs and diversion of management resources. An unfavorable outcome to any litigation could materially adversely affect our business, financial results and future prospects.  In addition, we may not be able to detect infringement or may lose competitive position in the market before we do so.

We rely on patents, trademarks, copyrights and trade secrets to protect our proprietary rights, which may not be sufficient to protect our intellectual property.

Our success is dependent, in part, upon protecting our intellectual property. We rely on a combination of patent, copyright, trademark and trade secret laws and confidentiality procedures to protect our proprietary rights. Others may independently develop similar proprietary information and techniques or otherwise gain access to our trade secrets or other intellectual property or disclose such intellectual property. We provide access to trade secrets and other intellectual property to others as part of our participation in standards bodies, to suppliers, customers and contractors and otherwise as part of our business, and may permit disclosure of this intellectual property after a period of time or as part of published specifications or as part of patent applications or patents or otherwise as part of our business. In addition, we cannot assure you that any trade secret, patent or registered trademark or other intellectual property owned by us will be enforceable or will not be disclosed, invalidated, circumvented or otherwise challenged in Europe or foreign countries or that the rights granted thereunder will provide competitive advantages to us or that any of our pending or future patent applications will be issued with the scope of the claims sought by us, if at all. Our participation in patent pools and standards setting organizations may also require us to license some of our patents to our competitors and other third parties on a royalty-free basis or otherwise on fair, reasonable and nondiscriminatory terms. Furthermore, others may develop similar products, duplicate our products or design around our patents. In addition, foreign intellectual property laws may not protect our intellectual property rights. A large number of third parties hold patents or have patent applications pending that relate to RFID technologies. Litigation may be necessary to enforce our patents and other intellectual property rights, protect our trade secrets, determine the validity of and scope of the proprietary rights of others, or defend against claims of infringement or invalidity. Litigation could result in substantial costs and diversion of resources which could harm our business, could ultimately be unsuccessful in protecting our intellectual property rights, and may result in our intellectual property rights being held invalid or unenforceable.

We rely on collaborative, manufacturing and selling agreements, a cease in manufacturing or purchase order could adversely affect our business.

Certain parts of our tags are manufactured in Asia. We have a contractual agreement and commit a minimum annual volume of tags in line with our contractual sales volume of similar tags to one single client. There is no relationship between the two contracts.  In the event that our Asian manufacturer ceases production, we could have difficulties in delivering to our client.  In the event that our client ceases to purchase our tags, we could be forced to build up unwanted excess inventory.

Failure to successfully reduce our production costs may adversely affect our financial results.

A significant portion of our strategy relies upon our ability to successfully rationalize and improve the efficiency of our operations.  Our strategy relies on our ability to reduce our production and operational costs in order to remain competitive. In the event that we are unable to continue to successfully implement cost reduction measures, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations or cash flows.

If we were to lose the services of key personnel, we may not be able to execute our business strategy.

Our operations are dependent upon our key personnel. If such personnel were to leave unexpectedly, we may not be able to execute our business plan. Our future performance depends in significant part upon the continued service of our key technical and senior management personnel, many of whom have been with us for a significant period of time. These personnel have acquired specialized knowledge and skills with respect to our business. We do not maintain key man life insurance on any of our employees. Because we have a relatively small number of employees when compared to other leading companies in the same industry, our dependence on maintaining our relationship with key employees is particularly significant. We are also dependent on our ability to attract and retain high-quality personnel.

Because our management has only agreed to provide their services on a part-time basis, they may not be able or willing to devote a sufficient amount of time to our business operations which may adversely affect our business.

Mr. Gerald Bush, our Chief Executive Officer and director, and Mr. Keith Nguyen, our president and director, devote less than 40 hours per week to our business affairs. We do not have an employment agreement with Mr. Bush or Mr. Nguyen, nor do we maintain key life insurance for them.  If the demands of our business require the full business time of our management, it is possible that they may not be able to devote sufficient time to the management of our business, as and when needed. If our management is unable to devote a sufficient amount of time to manage our operations, our business may be adversely affected.

Our success depends on our ability to maintain and expand our sales channels.

To increase our market awareness, customer base and revenues, we need to expand our direct and indirect sales operations.  We face strong competition for qualified sales personnel, and we may not be able to attract or retain sufficient new sales personnel to expand our operations.  New sales personnel require training and it takes time for them to achieve full productivity, if at all.  In addition, we believe that our success is dependent on the expansion of our indirect distribution channels, including our relationships with independent sales agents.  These sales channel alliances require training in selling our solutions and it will take time for these alliances to achieve productivity, if at all.  We may not be able to establish relationships with additional distributors on a timely basis, or at all.  Our independent sales agents, many of which are not engaged with us on an exclusive basis, may not devote adequate resources to promoting and selling our solutions.

We may engage in acquisitions which will consume resources and may turn out to be unsuccessful or unprofitable.

We plan to engage in future acquisitions.  However, acquisitions are not always successful or accretive.  Any future acquisitions could expose us to risks, including risks associated with assimilation; diversion of resources from our existing operation; inability to generate value sufficient to offset associated acquisition costs.  Acquisitions may also result in additional expenses from amortizing acquired intangible assets.  If we are successful in completing an acquisition, the risks and other problems we face may ultimately make the acquisition unprofitable.  Failed acquisition transactions and underperforming acquisitions would burden us with significant costs without any corresponding benefits to us.

We will incur increased costs as a public company which may affect our profitability.

As a public company having acquired a private company, we will face significantly increased legal, accounting and other expenses that will be relatively higher compared to these categories of expenses incurred by MBBS as a private company. We are now subject to the SEC’s rules and regulations relating to public disclosure. SEC disclosures generally involve a substantial expenditure of financial resources. In addition, the Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, have required changes in corporate governance practices of public companies. We expect that full compliance with these new rules and regulations will significantly increase our legal and financial compliance costs and make some activities more time-consuming and costly. For example, we will be required to create additional board committees and adopt policies regarding internal controls and disclosure controls and procedures. Such additional reporting and compliance costs may negatively impact our financial results.

If we fail to maintain proper and effective internal controls, our ability to produce accurate financial statements could be impaired, which could adversely affect our operating results, our ability to operate our business and our stock price.

Although we have been a reporting company since May 2007, MBBS was acquired by us only recently, and as a result of this business combination MBBS’s financial results and information will be reported as a part of a public reporting company for the first time in this current report, and on ongoing basis in future periodic reports with the SEC so long as MBBS is a part of the Company.  Ensuring that we have adequate internal financial and accounting controls and procedures in place to help ensure that we can produce accurate financial statements on a timely basis is a costly and time-consuming effort that needs to be re-evaluated frequently. Since up to the date of the share exchange transaction, MBBS has operated as a private company, we expect that one or more areas of our internal financial and accounting controls and procedures will require improvement.

Risk Relating to an Investment in Our Securities

There is no public market for our common stock and our shares of common stock are subject to significant restrictions on their transferability.

There is currently no public market for the shares of our common stock. While we intend to seek a broker dealer who will file an application with the OTC Bulletin Board and make a market in our securities, there is no assurance that a broker dealer will be interested in making a market in our stock or that an active market in our stock will ever develop. In addition, all the shares of common stock have not been registered under the Securities Act or under the securities laws of any state or other jurisdiction. As a result, such securities can be transferred without registration under the Securities Act or, if applicable, the securities laws of any state or other jurisdiction only if such registration is not then required because of an applicable exemption therefrom. Compliance with the criteria for securing exemptions under the Securities Act and the securities laws of various states is extremely complex. We intend to file a registration statement under the Securities Act with the Securities and Exchange Commission in order to register the resale of shares of our Common Stock.

Generally, we have not paid any cash dividends and no cash dividends will be paid in the foreseeable future.

 We do not anticipate paying cash dividends on our common stock in the foreseeable future and we may not have sufficient funds legally available to pay dividends. Even if the funds are legally available for distribution, we may nevertheless decide or may be unable due to pay any dividends. We intend to retain all earnings for our company’s operations.

Legislative actions, higher insurance costs and potential new accounting pronouncements may impact our future financial position and results of operations.

 There have been regulatory changes, including the Sarbanes-Oxley Act of 2002, and there may potentially be new accounting pronouncements or additional regulatory rulings that will have an impact on our future financial position and results of operations. The Sarbanes-Oxley Act of 2002 and other rule changes, as well as proposed legislative initiatives following the Enron bankruptcy, are likely to increase general and administrative costs and expenses. In addition, insurers are likely to increase premiums as a result of high claims rates over the past several years, which we expect will increase our premiums for insurance policies. Further, there could be changes in certain accounting rules. These and other potential changes could materially increase the expenses we report under generally accepted accounting principles, and adversely affect our operating results.

Business combinations of the type we just completed with MBBS are often heavily scrutinized by the SEC and we may encounter difficulties or delays in obtaining future regulatory approvals.

 Historically, the Securities and Exchange Commission and Nasdaq have not generally favored transactions in which a privately-held company merges into or combines with a largely inactive public reporting company, and there is a significant risk that we may encounter difficulties in obtaining the regulatory approvals necessary to conduct future financing or acquisition transactions, or to eventually achieve a listing of shares on one of the Nasdaq stock markets or on a national securities exchange. On June 29, 2005, the SEC adopted rules dealing with private company mergers into dormant or inactive public companies. As a result, it is likely that we will be scrutinized carefully by the SEC and possibly by the Financial Industry Regulatory Authority or Nasdaq, which could result in difficulties or delays in achieving SEC clearance of any future registration statements or other SEC filings that we may pursue, in attracting FINRA-member broker-dealers to serve as market-makers in our common stock, or in achieving admission to one of the Nasdaq stock markets or any other national securities market. As a consequence, our financial condition and the value and liquidity of your shares of our common stock may be negatively impacted.

Our corporate actions are substantially controlled by our principal stockholders and affiliated entities.

 One of our principal stockholders own approximately 57% of our outstanding ordinary shares, representing approximately 57% of our voting power. This stockholder, acting individually, could exert substantial influence over matters such as electing directors and approving mergers or other business combination transactions. In addition, because of the percentage of ownership and voting concentration in this principal stockholder, elections of our board of directors will generally be within the control of this stockholder. While all of our stockholders are entitled to vote on matters submitted to our stockholders for approval, the concentration of shares and voting control presently lies with this principal stockholder. As such, it would be difficult for stockholders to propose and have approved proposals not supported by management. There can be no assurances that matters voted upon by our officers and directors in their capacity as stockholders will be viewed favorably by all stockholders of our company.

The elimination of monetary liability against our directors, officers and employees under Delaware law and the existence of indemnification rights to our directors, officers and employees may result in substantial expenditures by us and may discourage lawsuits against our directors, officers and employees.

Our certificate of incorporation contain specific provisions that eliminate the liability of our directors for monetary damages to our company and stockholders, and we are prepared to give such indemnification to our directors and officers to the extent provided by Delaware law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and stockholders.

We will need additional capital in order to pursue our business plan, and the sale of additional shares or other equity securities will result in additional dilution to our stockholders.

We will need to raise additional capital in order to meet our anticipated cash needs for the near future. In order to do so, we may seek to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity securities will result in additional dilution to our stockholders. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF RESULTS OF OPERATIONS AND FINANCIAL CONDITION

Forward Looking Statements

Some of the statements contained in this Form 8-K that are not historical facts are “forward-looking statements” which can be identified by the use of terminology such as “estimates,” “projects,” “plans,” “believes,” “expects,” “anticipates,” “intends,” or the negative or other variations, or by discussions of strategy that involve risks and uncertainties. We urge you to be cautious of the forward-looking statements, that such statements, which are contained in this Form 8-K, reflect our current beliefs with respect to future events and involve known and unknown risks, uncertainties and other factors affecting our operations, market growth, services, products and licenses. No assurances can be given regarding the achievement of future results, as actual results may differ materially as a result of the risks we face, and actual events may differ from the assumptions underlying the statements that have been made regarding anticipated events.

All written and oral forward-looking statements made in connection with this Form 8-K that are attributable to us or persons acting on our behalf are expressly qualified in their entirety by these cautionary statements. Given the uncertainties that surround such statements, you are cautioned not to place undue reliance on such forward-looking statements.

Our Management’s Discussion and Analysis of Results of Operations and Financial Condition should be read in conjunction with our consolidated financial statements included in Item 9.01, herein.

Overview

We are primarily engaged in the development, manufacturing, marketing and sale of radio frequency identification products used to identify and locate assets.  We specialize in miniaturized metal tags that are required for reliable operation in harsh environments such as high temperature, high pressure, and corrosive chemicals.  The medical and industrial sectors represent the principal markets for our RFID products.  Our goal is to become the leading provider of RFID systems for harsh environments.

We offer a suite of solutions for the medical and industrial markets.  We also offer custom design and manufacturing of transponders and readers to clients worldwide.

We are in the early stages of marketing sterilization container and surgical instrument identification and tracking solutions to hospitals and other healthcare facilities.  Presently, our RFID medical solutions have been installed, in trial and commercial uses, at over 13 healthcare locations, primarily located in Europe.  We are seeking to leverage our relationships and customer base for our medical solutions to gain inroads in the markets for other RFID systems in hospitals and other healthcare facilities.

We also provide a variety of RFID solutions for the industrial sector.  These solutions offer complete, reliable, and durable traceability of objects in harsh industrial environments.  Our industrial identification and tracking solutions are grouped into the following categories:

•

Building sites equipment

•

Pressurized containers

•

Oil and gas

•

Logistics

•

Firearms

Company History

MBBS SA was incorporated on May 8, 2000 in Cortaillod Switzerland, under Swiss laws. Microcid SA was incorporated on May 12, 1998 and partnered closely with the MBBS founders and was instrumental to the early development of MBBS’ Radio Frequency Identification (“RFID”) technology.  MBBS Holding SA was subsequently incorporated in September 4, 2000 in Cortaillod Switzerland.  MBBS Holding initially owned 100% of the common stock of MBBS SA and 15% of the common stock of Microcid SA.  In late 2001, MBBS Holding increased its ownership of Microcid SA’s common stock to 100%.

On June 27, 2007, MBBS Holding SA, MBBS SA, and Microcid SA entered into an agreement to merge.  The combined company was subsequently renamed to MBBS SA.

Acquisition of MBBS in Share Exchange Transaction

On January 21, 2009, we entered into a Share Exchange Agreement by and among the Company and the stockholders of MBBS SA stock, pursuant to which we issued 7,459,794 shares of our common stock in exchange for 2,784,990 of the issued and outstanding shares of MBBS S.A.  As a result of the share exchange, MBBS became our majority owned subsidiary, and our business and operations consist primarily of that of MBBS.

Critical Accounting Policies and Estimates

We have adopted various accounting policies to prepare the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP). The preparation of the consolidated financial statements, in conformity with U.S. GAAP, requires us to make estimates and assumptions that affect the amounts reported in the consolidated financial statements and accompanying notes.  On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience, or various assumptions that are believed to be reasonable under the circumstances and the results form the basis for making judgments about the reported values of assets, liabilities, revenues and expenses. Actual results may differ from these estimates under different assumptions or conditions.

Our significant accounting principles are presented within Note 2 to our Consolidated Financial Statements. While all the accounting policies impact the financial statements, certain policies may be viewed to be critical. These policies are those that are most important to the portrayal of our financial condition and results of operations. Actual results could differ from those estimates. Our management believes that the accounting policies which affect the more significant judgments and estimates used in the preparation of our consolidated financial statements and which are the most critical to fully understanding and evaluating our reported results include the following.

Valuation of Accounts Receivable

Credit terms for our billings range from net 30 days to net 60 days, depending on the agreement reached with the specific customer. If payment is still outstanding after 6 months from invoice date, an allowance for doubtful accounts will be recorded for 100% of the invoice amount. Customary collection efforts are initiated and receivables are written off when the Company determines they are no longer collectible and the Company abandons collection efforts.

The Company evaluates the allowance for doubtful accounts on a regular basis for adequacy based upon our periodic review of the collectibility of the receivables in light of historical experience, adverse situations that may affect our customers’ ability to pay, estimated value of any underlying collateral and prevailing economic conditions. This evaluation is inherently subjective, as it requires estimates that are susceptible to significant revision as more information becomes available. The Company performs ongoing credit evaluations of our customers and generally does not require collateral as the Company believes it has certain collection measures in place to limit the potential for significant losses. Substantially all of the receivables included in the accompanying balance sheets were recovered subsequent to the respective year ends.

Inventories

Inventories consist of raw materials, work in process and finished goods and, is recorded at the lower of cost or net realizable value. Inventory is accounted for using the weighted average price method. Finished goods are mainly internally produced tags and readers.

Finished goods inventories include material, labor and overhead costs. Labor costs are allocated to inventory based on the estimated time spent for the production of each item. Overhead costs are allocated to inventory based on the same principle. Cost monitoring is updated on a monthly basis.

MBBS monitors usage reports to determine if the carrying value of any items should be adjusted due to lack of demand for the item. MBBS adjusts the inventory for estimated obsolescence (inventory judged to be unused in the manufacturing process or because of the development of replacing technologies) or unmarketable inventory equal to the difference between the cost of inventory and the estimated market value based upon assumptions regarding future demand and market conditions. If actual market conditions are less favorable than those projected by management, additional inventory write-down may be required.

Income Taxes

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 109, “Accounting for Income Taxes” (“SFAS 109”), the Company uses the asset and liability method to account for income taxes, including recognition of deferred tax assets for the anticipated future tax consequences attributable to differences between financial statement amounts and their respective tax bases. The Company reviews its deferred tax asset for recovery and a valuation allowance is established when the Company believes that it is more likely than not that some portion of its deferred tax asset will not be realized. Changes in valuation allowances from period to period are included in the Company’s tax provision in the period of change.

Assets Held for Sale

In accordance with SFAS No. 144, "Accounting for the Impairment or Disposal of Long-Lived Assets," we classified the assets as held for sale when management approves and commits to a formal plan of sale and it is probable that the sale will be completed. The carrying value of the net assets held for sale are then recorded at the lower of their carrying value or fair market value, less costs to sell.

Property Plant and Equipment

Property, plant and equipment are stated at cost less depreciation. Depreciation is computed using the straight-line basis over the estimated useful lives. Upon disposal, the assets and related accumulated depreciation are removed from the Company's accounts and the resulting gains and losses are reflected in the statement of operations. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less cost to sell. Improvements and large renewals that extend the life of an asset are capitalized, whereas maintenance and repairs and small renewals are expensed, as incurred. The estimated useful lives are:

Machinery & equipment:

8 years

Furniture & fixtures:

5 years

IT equipment:

3 years

Vehicles:

5 years

The Company accounts for long-lived assets in accordance with the provisions of SFAS No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets” (“SFAS 144”). The statement requires the Company to evaluate its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may be not recoverable. When the sum of the undiscounted future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, impairment may exist. To determine the amount of impairment, the Company compares the fair value of the asset to its carrying value. If the carrying value of the asset exceeds its fair value, an impairment loss equal to the difference is recognized.

Deferred Revenue

The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery has occurred or services have been rendered, the seller’s price is fixed or determinable, and collectibility is reasonably assured.

For product sales, revenue recognition generally occurs at the time of shipment, as the Company’s terms are FOB shipping point. Product returns are only accepted at the discretion of the Company and in accordance with the “Returned Goods Policy”. This policy only accepts returns for deficient products. Historically, the level of product returns has not been significant. The Company accrues for sales returns, rebates and allowances based on an analysis of historical customer returns and credits, rebates, discounts and current market conditions. The sales terms do not include any obligations to perform future services. Amounts billed to customers related to shipping and handling have been included in net sales. Shipping and handling costs included in cost of sales expense were$10,340 and $7,343 for 2007 and 2006, respectively.

The Company also enters into development projects with some of its customers. These are generally fixed price projects. As the Company does not keep track of the time spent on these projects, it is not in a position to estimate the percentage of completion at balance sheet date. Due to this fact, revenue for such projects is recognized in accordance with the completed contract method, with no costs being deferred.

In addition, the Company enters into license agreements with certain customers in which they are granted the right to use the Company's internally developed patents. The term of these agreements is 12 months with the possibility of extending for another 12 months. Under these agreements, the customers will receive a credit for medical TAGs in the amount of the license fee for products provided by MBBS to these same customers. As such, the fee is contingent and variable based on future product sales and the terms are not fixed until the 12 months period ends. Based on that, the Company defers the license fee until the 12 months period is over until it recognizes the license revenue. In instances where product sales occur within the license period, revenue will be recognized upon shipment.

Pension Liabilities

The Company has historically maintained a pension plan covering all employees in Switzerland; it is considered a defined benefit plan and accounted for under SFAS No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans”, an amendment of SFAS Nos. 87, 88, 106 and 132R (“SFAS 158”). This model allocates pension costs over the service period of employees in the plan. The underlying principle is that employees render services ratably over this period, and therefore, the income statement effects of pensions should follow a similar pattern.

SFAS 158 requires recognition of the funded status, or difference between the fair value of plan assets and the projected benefit obligations of the pension plan on the balance sheet at December 31, 2007 and December 31, 2006, respectively, with a corresponding adjustment to accumulated other comprehensive income. If the projected benefit obligation exceeds the fair value of plan assets, then that difference or unfunded status represents the pension liability.

The Company records a net periodic pension cost in the statement of operations. The liabilities and annual income or expense of the pension plan is determined using methodologies that involve several actuarial assumptions, the most significant of which are the discount rate and the long-term rate of asset return (based on the market-related value of assets). The fair values of plan assets are determined based on prevailing market prices.

Commitments and Contingencies

The Company is subject to routine litigation from time to time incidental to its business or its employees. On August 28, 2008, a court case was settled with a former employee, and a provision of $4,582 has been accounted for in the accounts of the Company, as at December 31, 2007.

We maintain liability insurance in amounts we believe are adequate for our business of providing RFID solutions.  We have no pending or in process liability claims.

Limited warranties are generally provided for sales and provisions for warranty are provided at the time of product sale based upon an analysis of historical data. Warranty costs have been immaterial in the past and therefore no accrual has been set up at December 31, 2007 and December 31, 2006, respectively.

Foreign Currency Translation

             The functional currency of MBBS SA is the Swiss Franc. These financial statements are translated to U.S. Dollar in accordance with SFAS No. 52, "Foreign Currency Translation” for reporting purposes. Assets and liabilities are translated into U.S. Dollar equivalents at the exchange rates in effect at the balance sheet date. Average rates for the year are used to translate revenues and expenses. The cumulative translation adjustment is reported as a component of accumulated other comprehensive income (loss).

Recent Accounting Pronouncements Not Yet Effective

In December 2007, the FASB issued SFAS No. 141(R),“Business Combinations.” SFAS 141(R) requires all business combinations completed after the effective date to be accounted for by applying the acquisition method (previously referred to as the purchase method). Companies applying this method will have to identify the acquirer, determine the acquisition date and purchase price and recognize at their acquisition date fair values of the identifiable assets acquired, liabilities assumed, and any non-controlling interests in the acquirer. In the case of a bargain purchase the acquirer is required to reevaluate the measurements of the recognized assets and liabilities at the acquisition date and recognize a gain on that date if an excess remains. SFAS 141(R) becomes effective for fiscal periods beginning after December 15, 2008. This statement is not expected to have a significant effect on the Company's financial statements.

In February 2008, the FASB issued Staff Position (FSP) FAS 157-2, Effective Date of FASB Statement No. 157, which defers the implementation for the non-recurring financial assets and liabilities from fiscal years beginning after November 15, 2007 to fiscal years beginning after November 15, 2008. The provisions of SFAS 157 will be applied prospectively. The statement provisions effective as of January 1, 2008, do not have a material effect on the Company’s financial position and results of operations. Management does not believe that the remaining provisions will have a material effect on the Company’s financial position and results of operations when they become effective on January 1, 2009.

On October 10, 2008, the Financial Accounting Standards Board issued FASB Staff Position (FSP) No. FAS 157-3. This FSP applies to financial assets within the scope of accounting pronouncements that require or permit fair value measurements in accordance with Statement 157 and clarifies the application of Statement 157 in a market that is not active and provides an example to illustrate key considerations in determining the fair value of a financial asset when the market for that financial asset is not active. It is effective upon issuance. The adoption of FSP FAS 157-3 is not expected to have a material impact.

In December 2007, the FASB issued Financial Accounting Standard No. 160, Non-controlling Interests in Financial Statements—an amendment of ARB No. 51 (“SFAS 160”). SFAS 160 requires that a non-controlling interest in a subsidiary be reported as equity and the amount of net income specifically attributable to the non-controlling interest be identified in the  financial statements. It also calls for consistency in the manner of reporting changes in the parent’s ownership interest and requires fair value measurement of any non-controlling equity investment retained in a deconsolidation. SFAS 160 is effective for fiscal years beginning after December 15, 2008, with early adoption prohibited. This statement is not expected to have a significant effect on the Company’s financial statements.

In March 2008, the FASB issued SFAS No. 161, "Disclosures about Derivative Instruments and Hedging Activities, an amendment of FASB Statement No. 133" (“SFAS 161”). SFAS 161 amends and expands the disclosure requirements of SFAS 133, "Accounting for Derivative Instruments and Hedging Activities" (“SFAS 133”), by requiring enhanced disclosures about how and why an entity uses derivative instruments, how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and how derivative instruments and related hedged items affect an entity's financial position, financial performance, and cash flows. SFAS 161 requires qualitative disclosures about objectives and strategies for using derivatives, quantitative disclosures about fair value amounts of and gains and losses on derivative instruments, and disclosures about credit-risk-related contingent features in derivative agreements. SFAS 161 will be effective for the Company as of January 1, 2009. As SFAS 161 provides only disclosure requirements, the adoption of this standard will not have a material impact on the Company’s results of operations, cash flows or financial positions.

Results of Operations

Nine Months Ended September 30, 2008 as compared with Nine Months Ended September 30, 2007

The following table sets forth the selected income statement data for the nine months ended September 30, 2008 and September 30, 2007 expressed as a percentage of revenues:

	Nine Months Ended September 30,
	2008		2007

NET REVENUES	$ 514,317		$ 739,929

COST OF GOODS SOLD	295,783	57.56%	541,065	73.1%

GROSS PROFIT	218,534	42.5%	198,864	26.9%

OPERATING EXPENSES:
Research and development	607,585	118.1%	751,139	101.5%
Marketing and selling	532,985	103.6%	532,699	72.0%
General and administration	714,711	139.0%	521,057	70.4%
TOTAL OPERATING EXPENSES	1,855,281	360.7%	1,804,895	243.9%

OPERATING INCOME (LOSS)	(1,636,747)	-318.2%	(1,606,031)	-217.1%

TOTAL OTHER INCOME (EXPENSES)	(15,738)	-3.1%	1,701,903	230.0%

INCOME (LOSS) BEFORE INCOME TAX	(1,652,485)	-321.3%	95,872	13.0%

Provision for (benefit from) income taxes	-		-

NET INCOME (LOSS)	$ (1,652,485)	-321.3%	$ 95,872	13.0%

Net Revenues.  Net revenues for the nine months ended September 30, 2008 decreased $225,612 or 30.5% to $514,317 as compared to net revenues of $739,929 for the nine months ended September 30, 2007.  The decrease in revenues was due to a loss of a distribution contract for our medical solutions and the loss of orders from a major client.  The reduction in revenues will have an adverse impact on our cash flow. We don’t expect to encounter market pressure to reduce our selling prices since our solutions are specialized and geared toward certain harsh environments that many other RFID solutions don’t address.  We are exploring other vertical markets to target as part of our efforts to recoup this loss of revenues.

Cost of Sales.  Cost of sales for the nine months ended September 30, 2008 decreased $245,282 or 45.3% to $295,783 as compared to the cost of sales of $541,065 for the nine months ended September 30, 2007. The decrease in cost of sales was attributed to more sales of tags, readers, and custom solutions with higher margins.

Gross Profit.   Gross profit for the nine months ended September 30, 2008 increased $19,670 or 9.9% to $218,534 as compared to gross profit of $198,864 for the nine months ended September 30, 2007.  The increase was attributable to higher margin sales.  In the nine months ended September 30, 2008, our gross margin was 42.5%, as compared to a gross margin of 26.9% in the nine months ended September 30, 2007.   The increase in gross profit was attributable to sales of different tags, readers in our product line, and custom solutions that have higher selling price and margins.

Selling Expenses. Selling expenses for the nine months ended September 30, 2008 were $532,985 as compared to the selling expenses of $532,699 for the nine months ended September 30, 2007.

General and Administrative Expenses.  General and administrative expenses for the nine months ended September 30, 2008 increased $193,654 or 37.2% to $714,711 as compared to the general and administrative expenses of $521,057 for the nine months ended September 30, 2007.  The increase in general and administrative expenses was attributed to the auditing and SEC related filing costs.

Research and Development.  Total R&D expenses decreased $143,554 or 19.1% to $607,585 as compared to $751,139 for the same period in the prior year.  The decrease in R&D expenses was the result of spending reduction initiated in the prior year that included terminating three R&D staff  members and eliminating certain non-revenue generating R&D projects.

Other Income (Expenses).  Other expenses for the nine months ended September 30, 2008 were $15,738 as compared to other income of $1,701,903 in the nine months ended September 30, 2007.  In the nine months ended September 30, 2007, the Company recorded a gain of $2,249,220.  This was attributed to the cancellation of the loans we have with a creditor in exchange for a payment of $83,304.

Net Loss.  As a result of the foregoing trends and developments, and for the reasons described above, we had a net loss for the nine months ended September 30, 2008 of $1,652,485 as compared to a net income of $95,872 for the nine months ended September 30, 2007.  The income in 2007 was primarily attributed by the extinguishment of debt by a creditor.

We expect similar results for the next twelve months.  To improve our sales, we are refocusing our sales and marketing efforts and are aggressively pursuing other customers in Europe as well as establishing our presence in the US to target the North American markets.

Year Ended December 31, 2007 as Compared with Year Ended December 31, 2006

The following table sets forth the selected income statement data for the year ended December 31, 2007 and December 31, 2006 expressed as a percentage of revenues:

	Year Ended December 31,
	2007		2006

NET REVENUES	$ 972,116		$ 977,088

COST OF GOODS SOLD	593,660	61.1%	713,013	73.0%

GROSS PROFIT	378,456	38.9%	264,075	27.0%

OPERATING EXPENSES:
Research and development	1,009,704	103.9%	1,306,519	133.7%
Marketing and selling	702,447	72.3%	849,253	86.9%
General and administration	601,875	61.9%	847,906	86.8%
Impairment loss	64,383	6.6%	-	0.0%
TOTAL OPERATING EXPENSES	2,378,409	244.7%	3,003,678	307.4%

OPERATING INCOME (LOSS)	(1,999,953)	-205.7%	(2,739,603)	-280.4%

TOTAL OTHER INCOME (EXPENSES)	1,689,958	173.8%	(578,097)	-59.2%

INCOME (LOSS) BEFORE INCOME TAX	(309,995)	-31.9%	(3,317,700)	-339.5%

Provision for (benefit from) income taxes	-	-	53,947	5.5%

NET INCOME (LOSS)	$ (309,995)	-31.9%	$ (3,371,647)	-345.1%

Net Revenues.  Net revenues for the year ended December 31, 2007 decreased $4,972 or 0.5% to $972,116 as compared to net revenues of $977,088 for the year ended December 31, 2006.   The result of the flat revenue was attributed to sales primarily to the same repeat customers.

Cost of Sales.  Cost of sales for the year ended December 31, 2007 decreased $119,353 or 16.7% to $593,660 as compared to the cost of sales of $713,013 for the year ended December 31, 2006.  The decrease in cost of sales was attributed to more sales of higher margin tags, readers, and custom solutions.

Gross Profit.   Gross profit for the year ended December 31, 2007 increased $114,381 or 43.4% to $378,456 as compared to gross profit of $264,075 for the year ended December 31, 2006.  The increase was attributable to higher margin sales.  The increase in gross profit was attributable to sales of different tags, readers in our product line, and custom solutions that have higher selling price and margins.

Selling Expenses. Selling expenses for the year ended December 31, 2007 decreased $146,806 or 17.3% to $702,447 as compared to the selling expenses of $849,253 for the year ended December 31, 2006.  The decrease in selling expenses was attributed to the reduction of sales and marketing staff and selling related expenditures.

General and Administrative Expenses.  General and administrative expenses for the year ended December 31, 2007 decreased $246,031 or 29.0% to $601,875 as compared to the general and administrative expenses of $847,906 for the year ended December 31, 2006.  The decrease in general and administrative expenses was attributed to the termination of a staff member and reduction of various general administrative expenses as part of our downsizing efforts.

Research and Development.   Total R&D expenses for the year ended December 31, 2007 decreased $296,815 or 22.7% to $1,009,704 as compared to $1,306,519 for the year ended December 31, 2006.  The decrease was attributable to downsizing and cost cutting efforts.

Other Income (Loss).  Other income for the year ended December 31, 2007 was $1,689,958 as compared to expenses of $578,097 for the year ended December 31, 2006.  The increase was primarily due to a gain in connection with an extinguishment of debt.  In the year ended December 31, 2007, the Company recorded a gain of $2,249,220 as the result of the cancellation of the loans we have with a creditor in exchange for a payment of $83,304.

Net Loss.  As a result of the foregoing trends and developments, and for the reasons described above, we had a net loss for the year ended December 31, 2007 of $309,995 as compared to a net loss of $3,371,647 for the year ended December 31, 2006.

Liquidity and Capital Resources

We incurred a net operating loss of $1,636,747 and a negative cash flow from operations of $1,508,218 for the nine months ended September 30, 2008 and had a negative working capital of $1,401,858 at September 30, 2008. These conditions raise substantial doubt surrounding our ability to continue as a going concern.

We have had negative cash flows from operations to date and have been dependent on equity and debt financing.  Management believes that we currently do not have adequate cash resources to fund anticipated cash requirements and, therefore, we will have to raise additional funding through loans and equity contributions. Our ability to continue operations and market and sell our products and services will depend on our ability to raise additional financing. If we are unable to obtain such financing, we will not be able to continue our business. Any additional equity financing may be dilutive to shareholders, and debt financing, if available, will increase expenses and may involve restrictive covenants. We will be required to raise additional capital on terms which are uncertain, especially under the current capital market conditions. Under these circumstances, if we are unable to obtain capital or is required to raise it on undesirable terms, it may have a material adverse effect on our financial condition.

As of September 30, 2008, MBBS received a loan in the amount of $189,072 and other funds of $852,192 as loans were received in the fourth quarter of 2008 from one of its pre-acquisition majority shareholders. These funds were forgiven immediately after they were granted and used to fulfill MBBS's immediate cash needs through the end of the 2008 fiscal year. Management believes that in order to continue operating for the next 12 months, the Company expects to obtain cash from internal sources of $0 and needs an additional external financing of $2,500,000.  During the next twelve months MBBS does not expect to generate sufficient cash flow from its operations.  If we do not succeed in raising capital in the near future, we will not have sufficient funds to continue operations.

A pre-acquisition major shareholder of MBBS intends to satisfy all of MBBS' liabilities as of December 31, 2008 in exchange for an additional 2,000,000 BSN common shares. The liabilities will be satisfied after the acquisition on a date to be determined and agreed by the parties.  The final terms are pending the audit and verification of the total liabilities amount.

Additionally, a pre-acquisition major shareholder of MBBS intends to continue paying the operational expenses of MBBS for the near foreseeable future.  All expenses paid after December 31, 2008 will accrue as advances and will be exchanged for additional BSN common shares or shares of entities involved in other combination transactions on a date to be determined and agreed by the parties

Our management is developing plans to alleviate the negative trends and conditions described above.  As part of the plan, we are refocusing our sales and marketing efforts and are aggressively pursue other customers in Europe as well as establish our presence in the US to target the North American markets.  In addition, our management is currently reviewing our operating and cost structure and believes that there are opportunities for cost curtailment.

Our ability to continue as a going concern is dependent on our ability to secure the financing under terms and conditions that are suitable to our management. There can be no assurances that our management will be successful in identifying and closing new financing arrangements. Ultimately, our ability to continue as a going concern is dependent upon the achievement of profitable operations. The accompanying financial statements do not include any adjustments that arise from this uncertainty.

Cash Flows

Nine Months Ended September 30, 2008

Operating activities.   The net cash used for operating activities increased $93,233 or 6.6% to $1,508,218 during the nine months ended September 30, 2008 as compared to the use of $1,414,985 for the nine months ended September 30, 2007. This is consistent with the fluctuation of the operating loss.

Investing activities.  The net cash provided by investing activities increased $458,128 or 3,087.53% to $443,290 for the nine months ended September 30, 2008 as compared to the use of $14,838 for the nine months ended September 30, 2007.  A short term investment was disposed in the nine months period ended September 30, 2008 provided a net cash amount of $443,774

Financing activities.   The net cash provided by financing activities decreased $2,923,013 or 93.9% to $189,072 for the nine months ended September 30, 2008 as compared to $3,112,085 for the nine months ended September 30, 2007.   For the nine months ended September 30, 2007, $1,658,422 was provided from a share purchase transaction and $1,536,967 was provided from shareholder loans.

Year Ended December 31, 2007

Operating activities.  The net cash used for operating activities decreased $519,565 or 22% to $1,844,030 during the year ended December 31, 2007 as compared to the use of $2,363,595 for the year ended December 31, 2006.  The decrease in net cash used was primarily attributed to the decrease in operating loss and partially offset by  delay in collection of certain receivables, slow inventory turn, and decreased payables.

Investing activities. The net cash used for investing activities increased $398,271 or 1,195.5% to $431,584 for the year ended December 31, 2007 as compared to the net cash used of $33,313 for the year ended December 31, 2006.  The net cash used increase was attributed to a short term investment in fixed term deposits.

Financing activities.  The net cash provided by financing activities was $3,112,085 for the year ended December 31, 2007.  We received $1,658,422 from the issuance of common shares and $1,536,967 from shareholder loans.  In addition, we repaid $83,304 of a bank loan.  The net cash provided by financing activities for the year ended December 31, 2006 was $2,408,981.

Off-balance sheet arrangements:

During the year ended December 31, 2007, we did not have any off-balance sheet arrangements.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments in our investment portfolio and we have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities.

Foreign Exchange Rates. All sales from our operating subsidiary is denominated in Swiss Franc (“CHF”). As a result, changes in the relative values of U.S. Dollars and CHF affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates between the U.S. dollar and CHF affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between the invoice and payment dates of our receivables. Furthermore, we translate monetary assets and liabilities denominated in other currencies into CHF, the functional currency of our operating business. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as CHF and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

MANAGEMENT

Executive Officers and Directors

The following table sets forth information regarding our directors and executive officers immediately following the acquisition of MBBS on January 21, 2009:

Name	Age	Position
Jerry Bush	73	CEO, CFO, Director
Keith Nguyen	44	President, COO, Director
Brigitte Baumann	51	Director

Officers are elected annually by the Board of Directors (subject to the terms of any employment agreement), at its annual meeting, to hold such office until an officer’s successor has been duly appointed and qualified, unless an officer sooner dies, resigns or is removed by the Board.

Biographical Information

Jerry Bush, Chief Executive Officer, Chief Financial Officer and Director

Gerald Bush has been BSN’s Chairman of the Board of Directors and Chief Executive Officer since June 2008. Mr. Bush is the principal of Kesef Worldwide Investments of Utah since April 2007.  He was formerly an acquisition and financing specialist for Alpine Air, Chief Financial Officer for Jones Apparel Group, and a partner at Brandford Trust, a Swiss bank. Mr. Bush holds a Bachelor of Science degree in Electrical Engineering from The Citadel and an MBA from the State University of New York.

Keith Nguyen, President, Chief Operating Officer and Director

Keith Nguyen has been the President at BSN Systems, Inc. since June 2008 and will become board member effective January, 2009.  Mr. Nguyen has been a managing director at CDM Capital, LLC since September 2006.  He also currently serves as a member of the Board of Directors, Chief Financial Officer and Chief Operating Officer of 3N Consulting, Inc.  Mr. Nguyen had served in various executive and director capacities for DataLogic International, DataLogic Consulting, and KDN Securities from 1999 to 2007.  He has broad technical and business experience in the areas of Aerospace, Defense, Financial, Retail, Hospitality, and Transportation. He has served as a technical consultant for Flagstar, CSX, Levi's, Charles Schwab and other Fortune 500 companies. Mr. Nguyen holds a Bachelor of Science degree in Electrical Engineering from Texas A&M University.

Brigitte Baumann, Director

Brigitte Baumann has been a board member of MBBS S.A. since December 2008 and will become board member of BSN Systems effective January 2009.  She is the founder and  serves as CEO of Go Beyond Ltd. since January, 2003.  Prior to Go Beyond, she served as the CEO and Director of iWG from March 2001 to December 2002.  Ms. Baumann was a Senior Vice President at American Express from July 1998 to March 2001.  From June 1995 to February 1998, she served as President of Gemplus North America(now Gemalto). Ms. Baumann was also a Senior Manager at McKinsey.  She started her career in sales and manufacturing of specialty chemicals.  Ms. Baumann is the subject of an HBS case study.  She has French, US and Swiss nationalities.  Ms. Baumann serves on a number of investment/selection committees .  As an angel investor, she is Vice President of the European Business Angel Network (EBAN) trade association and on the Certification Board of CTI Start-Up, the Swiss agency promoting technology and innovation.  She is also a member  of the World  President’s Organization  (WPO) and Chairs its global Angel Investing group.  Ms. Baumann holds a Bachelor of Science degree in Chemical Engineering from Tufts University and an MBA from Wharton.

Family Relationships

There are no family relationships among our directors, executive officers, or persons nominated or chosen by the Company to become directors or executive officers.

Executive Compensation

Any compensation received by our officers, directors, and management personnel will be determined from time to time by the Board of Directors of the Company.  Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on behalf of the Company.

None of our executive officers have been employed and received compensation by the Company or its predecessor in the past two fiscal years.  Currently, there are no employment agreements or definitive compensation arrangements for our executive officers.

Director Compensation and Committees

We presently are considering paying compensation to our directors for acting in such capacity, including the grant of shares of common stock or options and reimbursement for reasonable out-of-pocket expenses incurred while attending meetings.

We intend to appoint an audit committee.  Accordingly, we will designate a director as an “audit committee financial expert,” as that term is defined in the rules of the Securities and Exchange Commission.

The Board of Directors does not have a standing nominating committee.  Nominations for election to the Board of Directors may be made by the Board of Directors or by any shareholder entitled to vote for the election of directors in accordance with our bylaws and Delaware law.

Meetings may be held from time to time to consider matters for which approval of our Board of Directors is desirable or is required by law.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than the Exchange Transaction described herein, there have been no transactions, since the beginning of our last fiscal year in which we were or are to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Company’s total assets at year-end for the last three completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information, as of January 21, 2009 with respect to the beneficial ownership of the outstanding common stock by (i) any holder of more than five (5%) percent; (ii) each of the BSN’s executive officers and directors; and (iii) BSN’s directors and executive officers as a group. Except as otherwise indicated, each of the stockholders listed below has sole voting and investment power over the shares beneficially owned.

Name and Address of Beneficial Owner	Common Stock Beneficially Owned	Percentage of Common Stock
Sandoz FF Holding SA	5,565,723	31.9%
Techniques d’Avant Garde (TAG) ID, SA	1,875,000	10.7%
Kesef Worldwide Investments, LLC	10,000,000	57.3%
Gerald Bush	8,000,000	45.8%
Keith Nguyen	1,000,000	5.7%
Brigitte Baumann	500,000	2.9%
Directors and Executive Officers as a Group	9,500,000	54.4%

DESCRIPTION OF SECURITIES

On October 25, 2006 (inception), BSN Systems issued 3,000 shares of its Common stock value at $3,000 for services to founder, sole officer and director, Huong Tran.  Ms. Tran, the sole officer and director, is the sole shareholder of BSN Systems. With respect to the share issuance to Ms. Tran, BSN Systems relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. Such security holder cannot rely on Rule 144 for resale transactions and therefore can only be resold through Registration under the Securities Act.

On June 30, 2008, per the Shares Purchase Agreement, Ms. Tran assigned 3,000 shares of BSN Systems’ Common stock to American Fries of Utah, LLC in exchange for $40,000.  In addition, BSN Systems issued 9,997,000 shares of its Common stock value at $1,000 for services to American Fries of Utah.  American Fries of Utah is the sole shareholder of the BSN Systems. With respect to the share issuance to American Fries of Utah, BSN Systems relied upon Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”)

and Rule 506 promulgated thereunder. Such security holder cannot rely on Rule 144 for resale transactions and therefore can only be resold through Registration under the Securities Act.

On January 21, 2009, per the Shares Exchange Agreement, BSN Systems issued 7,459,794 shares of its Common stock to MBBS’ shareholders, all of whom were non-US persons.  With respect to these share issuances, BSN Systems relied upon Regulation S of the Securities Act of 1933, as amended (the “Securities Act”).

In connection with the Shares Exchange Agreement effective January 21, 2009, BSN Systems issued the following securities to MBBS’ shareholders:

Name	Number of Shares
Sandoz FF Holding SA	5,565,723
Tag ID SA	1,875,000
Dimitri Brodard	8,035
Claude Borel	2,679
N. Chau Bui	8,035
Christian Werner	134
Martial Benoit	134
Christian Mirus	54

As of January 21, 2009, we had (i) 100,000,000 shares of common stock authorized, of which 17,459,794 shares were issued and outstanding, and (ii) 20,000,000 shares of Preferred Stock authorized, $0.0001 par value, none of which was issued and outstanding.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

There is not and has never been any established “public market” for our shares of common stock. We intend to submit for quotation of our common stock on the OTC Bulletin Board in the near future. In any event, no assurance can be given that any market for the Company's common stock will develop or be maintained.

As of January 21, 2009, there were approximately 9 holders of record of our common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Pacific Stock Transfer. The transfer agent’s address is 500 E. Warm Springs Road, Ste 240 Las Vegas, NV 89119 and their telephone number is (702) 361-3033.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our board of directors and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our board of directors may deem relevant.

Securities Authorized for Issuance Under Equity Compensation Plans

As of September 30, 2008 (and during 2007), we did not have an equity compensation plan.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our directors and executive officers are indemnified as provided by the Delaware General Corporation law and its Bylaws. These provisions state that our directors may cause us to indemnify a director or former director against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, actually and reasonably incurred by him as a result of him acting as a director. The indemnification of costs can include an amount paid to settle an action or satisfy a judgment.  Such indemnification is at the discretion of our board of directors and is subject to the Securities and Exchange Commission’s policy regarding indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Item 3.02  Unregistered Sales of Equity Securities.

MBBS SA Acquisition in Share Exchange

On January 21, 2009, we entered into a Share Exchange Agreement by and among the Company and the stockholders of MBBS SA stock, pursuant to which we issued 7,459,794 shares of our common stock in exchange for 2,784,990 of the issued and outstanding shares of MBBS S.A.  The issuance of these above securities was exempt from the registration requirements under Regulation S of the Securities Act of 1933, as amended.

Item 4.01  Changes in Registrant’s Certifying Accountant.

Not applicable.

Item 5.01  Changes in Control of Registrant.

Reference is made to the share exchange transaction as described in Items 1.01 and 2.01, which is incorporated into this Item 5.01.   A copy of the Share Exchange Agreement is included as Exhibit 10.1 to this current report on Form 8-K.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Appointment of Directors

Effective January 21, 2009, the following persons were appointed as members of the Board of Directors:

Keith Nguyen

Brigitte Baumann

Descriptions of the newly appointed directors can be found in Item 2.01 above, in the section titled “MANAGEMENT.”

Appointment of Officers

Effective January 21, 2009, the following persons were appointed as executive officers of the company, with the respective titles as set forth opposite his or her name below:

Name of Officer	Title/Position
Gerald Bush	Chairman of the Board, Chief Executive Officer, Chief Financial Officer
Keith Nguyen	President, Chief Operating Officer, Secretary

Descriptions of the current and newly appointed officers can be found in Item 2.01 above, in the section titled “MANAGEMENT.”

Item 5.06  Change in Shell Company Status.

In connection with the share exchange transaction referenced in Section 2.01 of this current report, and effective as of the closing date of the share exchange under the Share Exchange Agreement, the Company was no longer a shell company.

Item 9.01 Financial Statements and Exhibits

The Share Exchange Agreement covering the exchange of 2,784,990 shares of MBBS for 7,459,794 shares of BSN is included as exhibit 10.1 to this current report on Form 8-K.

 The Report of Independent Registered Public Accounting Firm is included as exhibit 99.1.  The Audited Consolidated Financial Statements of MBBS S.A. and Notes for years ended December 31, 2007 and 2006 is included as exhibit 99.2.  The Unaudited Consolidated Financial Statements of MBBS S.A. and Notes for the nine-months ended September 30, 2008 and 2007 is included as exhibit 99.3 to this current report on Form 8-K.

The Pro Forma financial information is included as exhibit 99.4 to this current report on Form 8-K.

 EXHIBIT INDEX

Exhibit No.	Item
10.1	Share Exchange Agreement
99.1	Report of Independent Registered Public Accounting Firm
99.2	Audited Consolidated Financial Statements of MBBS S.A. and Notes for years ended December 31, 2007 and 2006
99.3	Unaudited Consolidated Financial Statements of MBBS S.A. and Notes for the nine-months ended September 30, 2008 and 2007
99.4	Pro Forma Financial Information of BSN Systems, Inc. and MBBS S.A.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

BSN SYSTEMS, INC.
By: /s/ Gerald Bush
Gerald Bush
Chief Executive Officer and Director
Date: January 27, 2009